Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GeNO, LLC

Waltham, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 27, 2013, relating to the financial statements of GeNO, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, MA

December 5, 2013